Exhibit 99.01

September 30,
Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

EMULEX ANNOUNCES SECOND FISCAL QUARTER 2012 RESULTS

Net Revenues Grow 13% and Non-GAAP Net Income Increases 69% Year-Over-Year

COSTA MESA, Calif., January 26, 2012 — Emulex Corporation (NYSE:ELX) today announced results for its second quarter of fiscal 2012, which ended on January 1, 2012.

Second Quarter Financial Highlights

•	Net revenues of $128.7 million, an increase of 13% year-over-year and 9% sequentially

•	Network Connectivity Products (NCP) net revenues of $96.6 million, or 75% of net revenues, an increase of 5% year-over-year and 12% sequentially

•	10Gb Ethernet (10GbE) products totaled approximately 15% of net revenues

•	Storage Connectivity Products (SCP) net revenues of $27.6 million, or 21% of net revenues, an increase of 65% year-over-year and 16% sequentially

•	Advanced Technology and Other Products (ATP) net revenues of $4.5 million, or 4% of net revenues, a decline of 12% year-over-year and 44% sequentially

•	GAAP gross margins of 59% and non-GAAP gross margins of 63%

•	Successfully executed recovery plans from the Thailand flooding, restoring full production capacity at a cost of approximately $2.1 million, which impacted gross margins by 2.0% in the quarter

•	GAAP operating income of $11.8 million, or 9% of total net revenues, and non-GAAP operating income of $24.5 million, or 19% of total net revenues

•	GAAP net income of $15.0 million and non-GAAP net income of $22.6 million

FY’12 Q2 Earnings Results

January 26, 2012

•	GAAP diluted earnings per share of $0.17 and non-GAAP diluted earnings per share of $0.26

•	Cash, cash equivalents and investments at the end of the quarter of $191.7 million

Second Quarter Business Highlights

•

Delivered three new I/O connectivity solutions for HP Integrity servers, including the first combo adapter with two ports of 8Gb Fibre Channel (8GFC) and two ports 1/10GbE, and two new Converged Network Adapters (CNAs)

•	Emulex continued 10GbE market share gains for the fifth straight quarter according to the Dell’Oro Group and Crehan Research third quarter 2012 reports. Other highlights included:

•	Named the undisputed leader in the10GbE LOM market with over 40 percent of the revenue market share

•	Market leader in the non-captive Fibre Channel over Ethernet (FCoE) with 30 % revenue market share and 80% of the port shipments

•	#2 in overall 10GbE revenues with 17% market share

•	Gained 3% market share over nearest competitor in total 10GbE-based product revenues

•

Announced Emulex Extra Program, a major initiative to support customers and partners by providing enhanced training and accrediting end users working with Emulex solutions, leading to Emulex Expert Certification

•

Introduced OneCommand® Vision 2.0, a proactive I/O performance and availability management application that provides increased scalability, usability improvements, customer alerting capabilities and additional operating systems and hypervisor support and is ideal for cloud and virtualized data center environments

FY’12 Q2 Earnings Results

January 26, 2012

Financial Results

In the second quarter, total net revenues increased 13% from the comparable quarter of last year, reaching $128.7 million. Second quarter net income on a GAAP basis was $15.0 million, or $0.17 per diluted share, compared to a GAAP net loss of $7.2 million, or $0.08 per share, reported in Q1 of fiscal 2012, and a GAAP net loss of $41.0 million, or $0.47 per share, in Q2 of fiscal 2011. Non-GAAP net income for the second quarter was $22.6 million, or $0.26 per diluted share, representing a 69% increase from $13.4 million in the comparable quarter of the last fiscal year, and an increase of 92% from the $11.8 million reported in the immediately preceding quarter. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data. Lower than anticipated legal expenses associated with the Broadcom patent, antitrust and defamation litigation contributed approximately $0.02 to the second quarter results.

CEO Jim McCluney commented, “Our focus on operational excellence is reflected in our results as we once again exceeded the high-end of our revenues and earnings guidance. December was our fourth consecutive quarter of double digit year-over-year revenue growth, as we continued to drive market share gains in our core business,” continued McCluney.

“Looking forward, we believe we are exceptionally well positioned to deliver increased shareholder value as we continue to build on this momentum,” McCluney concluded.

Business Outlook

Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including uncertainty related to the macro IT spending environment, the timing of new server launches by our customers, and the results and related costs of ongoing patent litigation, Emulex is providing guidance for its third fiscal quarter ending April 1, 2012. For the third quarter of fiscal 2012, Emulex is forecasting total net revenues in the range of $121-$125 million. The Company expects non-GAAP earnings per diluted share could amount to $0.17-$0.19 in the third quarter. On a GAAP basis, Emulex expects earnings per diluted share of $0.05-$0.07 in the third quarter. GAAP estimates for the third quarter reflect approximately $0.12 per diluted share in expected charges arising primarily from amortization of intangibles and stock-based compensation.

FY’12 Q2 Earnings Results

January 26, 2012

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel host bus adapters, network interface cards, converged network adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Groupe Bull, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, Intel, NEC, NetApp, Oracle, Unisys and Xyratex. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. Emulex is listed on the New York Stock Exchange (NYSE:ELX). News releases and other information about Emulex is available at www.Emulex.com.

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the second fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

FY’12 Q2 Earnings Results

January 26, 2012

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Site closure related expenses. We have recognized expenses related to closure and consolidation of certain facilities. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Patent damages finding. We believe that exclusion of charges related to the patent damages finding is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as this amount relates to a judgment in litigation and does not reflect a continuing cost of operating our core business. In this regard, we note that expenses of this type are infrequent in nature.

Additional costs on sell through of inventory acquired in the ServerEngines acquisition. At the time of an acquisition, the inventory of the acquired company is recorded at fair value and subsequently expensed as sold. We believe that the mark-up on acquired inventory does not constitute part of our core business because it generally represents costs incurred by the acquired company prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating our core business. In this regard, we note that once the acquired inventory is consumed the mark-up will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time.

Broadcom’s unsolicited takeover proposal and related litigation costs. We believe that exclusion of charges related to Broadcom’s unsolicited takeover proposal and related litigation costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. We believe such costs are generally unrelated to our core business and/or infrequent in nature.

Fair value adjustments on assets. We have recognized a fair value adjustment in connection with a loan made to ServerEngines prior to the acquisition. We believe that exclusion of this adjustment is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that adjustments of this type are infrequent in nature.

FY’12 Q2 Earnings Results

January 26, 2012

Tax impact associated with platform contribution transactions. We believe eliminating the discrete tax impact associated with the Company’s recent globalization initiatives, including the platform contribution transactions (PCT) between one of our U.S. entities and a foreign subsidiary to license certain product technology, including the recently acquired ServerEngines technology, is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, we note that adjustments of this type are generally infrequent in nature.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the effects of ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), which present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights and/or monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, and diversion of management’s attention from other business matters. With respect to the Broadcom litigation such potential risks also include the availability of an adequate sunset period of time to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of SerDes modules and the ability to obtain a settlement that does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. The current economic downturn and the resulting disruptions in world credit and equity markets that are creating economic uncertainty for our customers and the storage networking market as a whole has and could continue to adversely affect our revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire us may have an adverse effect on our operations. As a result of this uncertainty, we are unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: faster than anticipated decline in the storage networking market; slower than expected growth of the storage networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully

FY’12 Q2 Earnings Results

January 26, 2012

incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the storage technology market; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effect of acquisitions; the effects of terrorist activities; natural disasters, such as the earthquake and resulting tsunami off the coast of Japan in March 2011 and the significant flooding in various parts of Thailand in October 2011, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’12 Q2 Earnings Results

January 26, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Six Months Ended
	January 1,	December 26,	January 1,	December 26,
	2012	2010	2012	2010
Net revenues	$128,671	$113,998	$247,068	$217,095

Cost of sales:
Cost of goods sold	48,099	41,443	92,351	81,244
Amortization of core and developed technology intangible assets	5,149	9,621	13,723	16,020

Cost of sales	53,248	51,064	106,074	97,264

Gross profit	75,423	62,934	140,994	119,831

Operating expenses:
Engineering and development	37,671	41,668	80,946	79,932
Selling and marketing	15,260	14,226	29,877	26,935
General and administrative	9,123	13,663	20,988	31,282
Amortization of other intangible assets	1,602	3,465	3,364	5,809

Total operating expenses	63,656	73,022	135,175	143,958

Operating income (loss)	11,767	(10,088)	5,819	(24,127)

Nonoperating income (loss):
Interest income	32	21	55	42
Interest expense	(2)	(10)	(4)	(385)
Other income (expense), net	141	(45)	542	(198)

Total nonoperating income (loss)	171	(34)	593	(541)

Income (loss) before income taxes	11,938	(10,122)	6,412	(24,668)

Income tax provision (benefit)	(3,056)	30,854	(1,423)	24,932

Net income (loss)	$14,994	$(40,976)	$7,835	$(49,600)

Net income (loss) per share:
Basic	$0.17	$(0.47)	$0.09	$(0.59)

Diluted	$0.17	$(0.47)	$0.09	$(0.59)

Number of shares used in per share computations:
Basic	85,906	86,565	86,384	84,485

Diluted	87,816	86,565	88,323	84,485

FY’12 Q2 Earnings Results

January 26, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	September 30,	September 30,
	January 1,	July 3,
	2012	2011
Assets

Current assets:
Cash and cash equivalents	$132,340	$131,160
Investments	59,354	37,025
Accounts receivable, net	88,881	74,147
Inventories	22,670	20,508
Prepaid income taxes	13,528	12,709
Prepaid expenses and other current assets	10,770	9,684
Deferred income taxes	11,468	16,919

Total current assets	339,011	302,152

Property and equipment, net	61,357	64,095
Goodwill and Intangible assets, net	295,805	312,892
Investments	—	15,165
Other assets	7,873	8,535

	$704,046	$702,839

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$39,009	$29,043
Accrued liabilities	42,421	42,199

Total current liabilities	81,430	71,242

Other liabilities	3,054	3,344
Deferred income taxes	7,593	11,362
Accrued taxes	28,200	28,200

Total liabilities	120,277	114,148

Total stockholders’ equity	583,769	588,691

	$704,046	$702,839

FY’12 Q2 Earnings Results

January 26, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Cashflows

(unaudited, in thousands)

	September 30,	September 30,
	Six Months Ended
	January 1,	December 26,
	2012	2010
Cash flows from operations:
Net income (loss)	$7,835	$(49,600)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	26,264	32,454
Stock based compensation	12,579	23,956
Deferred income taxes	1,681	(6,224)
Other reconciling items	(954)	66
Changes in assets and liabilities	(9,274)	16,360

Net cash provided by operating activities	38,131	17,012

Cash flows from investing activities:
Proceeds from/(investment in) property and equipment, net	(6,048)	(8,900)
Purchases of intangibles	—	(4,000)
Acquisitions, net of cash acquired	—	(53,068)
Maturities of/(proceeds from) investments, net	(7,377)	36,163

Net cash used in investing activities	(13,425)	(29,805)

Cash flows from financing activities:
Repurchase of common stock	(20,058)	(40,082)
Proceeds/(principal payments) for acquisition	—	(26,897)
Other	(2,914)	(362)

Net cash used in financing activities	(22,972)	(67,341)

Effect of exchange rates on cash and cash equivalents	(554)	111

Net increase (decrease) in cash & cash equivalents	1,180	(80,023)
Opening cash balance	131,160	248,813

Ending cash balance	$132,340	$168,790

FY’12 Q2 Earnings Results

January 26, 2012

EMULEX CORPORATION AND SUBSIDIARIES

Supplemental Information

Historical Net Revenue by Product Lines:

Network Connectivity Products (NCP) primarily consist of Fibre Channel LightPluse® and Ethernet OneConnect® standup HBAs, mezzanine cards, I/O ASICs, ULOMs, and UCNAs to provide server Input/Output (I/O) and target storage array connectivity to enable servers to reliably and efficiently connect to Local Area Networks, Storage Area Networks and Network Attached Storage by offloading data communication processing tasks from the servers as information is delivered and sent to the network.

Storage Connectivity Products (SCP) include our InSpeed®, FibreSpy®, switch-on-a-chip (SOC), bridge and router products. SCP are deployed inside storage arrays, tape libraries, and other storage appliances to connect storage controllers to storage capacity, delivering improved performance, reliability, and connectivity.

Advanced Technology and Other Products (ATP) primarily consists of our Integrated Baseboard Management Controllers (iBMC), our One Command Vision products, as well as some legacy and other products and services.

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
($000s)	Q2 FY 2012 Revenues	Q1 FY 2012 Revenues	Q4 FY 2011 Revenues	Q3 FY 2011 Revenues	Q2 FY 2011 Revenues	% Change Q2 vs Q2
Network Connectivity Products	$96,620	$86,589	$94,306	$83,893	$92,256	5%
Storage Connectivity Products	27,583	23,882	20,716	21,012	16,691	65%
Advanced Technology and Other Products	4,468	7,926	8,344	7,177	5,051	(12)%

Total net revenues	$128,671	$118,397	$123,366	$112,082	$113,998	13%

	September 30,	September 30,	September 30,	September 30,	September 30,
	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues

Network Connectivity Products	75%	73%	76%	75%	81%
Storage Connectivity Products	21%	20%	17%	19%	15%
Advanced Technology and Other Products	4%	7%	7%	6%	4%

Total net revenues	100%	100%	100%	100%	100%

FY’12 Q2 Earnings Results

January 26, 2012

Historical Net Revenues by Channel and Territory:

	September 30,	September 30,	September 30,	September 30,	September 30,
($000s)	Q2 FY 2012 Revenues	% Total Revenues	Q2 FY 2011 Revenues	% Total Revenues	%Change

Revenues from OEM customers	$117,925	92%	$100,554	88%	17%
Revenues from distribution	10,733	8%	13,441	12%	(20)%
Other	13	nm	3	nm	nm

Total net revenues	$128,671	100%	$113,998	100%	13%

Asia-Pacific	$80,391	63%	$58,052	51%	38%
United States	31,394	24%	31,903	28%	(2)%
Europe, Middle East and Africa	16,473	13%	21,965	19%	(25)%
Rest of world	413	nm	2,078	2%	nm

Total net revenues	$128,671	100%	$113,998	100%	13%

nm – not meaningful

Summary of Stock-Based Compensation:

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Six Months Ended
	January 1,	December 26,	January 1,	December 26,
($000s)	2012	2010	2012	2010

Cost of sales	$315	$449	$767	$895
Engineering and development	2,449	3,429	5,284	9,517
Selling and marketing	850	1,186	1,936	2,251
General and administrative	2,525	3,590	4,592	11,293

Total stock-based compensation	$6,139	$8,654	$12,579	$23,956

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Six Months Ended
	January 1,	December 26,	January 1,	December 26,
	2012	2010	2012	2010
GAAP gross margin	58.6%	55.2%	57.1%	55.2%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.2%	0.4%	0.3%	0.4%
Amortization of intangibles	4.0%	8.4%	5.5%	7.4%
Site closure related expenses	(0.0)%	—	0.0%	—
Patent damages finding	—	—	0.2%	—
Additional costs on sell through of stepped up inventory	—	—	—	0.1%

Non-GAAP gross margin	62.8%	64.0%	63.1%	63.1%

FY’12 Q2 Earnings Results

January 26, 2012

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Six Months Ended
	January 1,	December 26,	January 1,	December 26,
($000s)	2012	2010	2012	2010

GAAP operating expenses, as presented above	$63,656	$73,022	$135,175	$143,958

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(5,824)	(8,205)	(11,812)	(23,061)
Amortization of other intangibles	(1,602)	(3,465)	(3,364)	(5,809)
Site closure related expenses	119	—	(1,039)	—
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	(855)	—	(2,176)

Impact on operating expenses	(7,307)	(12,525)	(16,215)	(31,046)

Non-GAAP operating expenses	$56,349	$60,497	$118,960	$112,912

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income:

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Six Months Ended
	January 1,	December 26,	January 1,	December 26,
($000s)	2012	2010	2012	2010

GAAP operating income (loss) as presented above	$11,767	$(10,088)	$5,819	$(24,127)

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Stock-based compensation	6,139	8,654	12,579	23,956
Amortization of intangibles	6,751	13,086	17,087	21,829
Site closure related expenses	(142)	—	1,142	—
Patent damages finding	—	—	388	—
Additional cost on sell through of stepped up inventory	—	—	—	292
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	855	—	2,176

Impact on operating income (loss)	12,748	22,595	31,196	48,253

Non-GAAP operating income	$24,515	$12,507	$37,015	$24,126

FY’12 Q2 Earnings Results

January 26, 2012

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income:

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Six Months Ended
	January 1,	December 26,	January 1,	December 26,
($000s)	2012	2010	2012	2010

GAAP net income (loss) as presented above	$14,994	$(40,976)	$7,835	$(49,600)

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Stock-based compensation	6,139	8,654	12,579	23,956
Amortization of intangibles	6,751	13,086	17,087	21,829
Site closure related expenses	(142)	—	1,142	—
Patent damages finding	—	—	388	—
Additional cost on sell through of stepped up inventory	—	—	—	292
Fair value adjustments on assets	—	—	—	353
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	855	—	2,176
Income tax effect of above items	(5,094)	(4,522)	(4,560)	(12,037)
Charges related to PCT of ServerEngines intangibles	—	36,278	—	36,278

Impact on net income (loss)	7,654	54,351	26,636	72,847

Non-GAAP net income	$22,648	$13,375	$34,471	23,247

FY’12 Q2 Earnings Results

January 26, 2012

Reconciliation of GAAP Diluted Earnings (Loss) Per Share to Non-GAAP Diluted Earnings Per Share:

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Six Months Ended
	January 1,	December 26,	January 1,	December 26,
(shares in000s)	2012	2010	2012	2010
GAAP diluted earnings (loss) per share as presented above	$0.17	$(0.47)	$0.09	$(0.59)

Items excluded from diluted GAAP earnings (loss) per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.06	0.10	0.14	0.26
Amortization of intangibles	0.03	0.10	0.15	0.15
Site closure related expenses	(0.00)	—	0.01	—
Patent damages finding	—	—	0.00	—
Additional cost on sell through of stepped up inventory	—	—	—	0.00
Fair value adjustments on assets	—	—	—	0.01
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	0.01	—	0.02
Charges related to PCT of ServerEngines intangibles	—	0.41	—	0.42

Impact on diluted earnings (loss) per share	0.09	0.62	0.30	0.86

Non-GAAP diluted earnings per share	$0.26	$0.15	$0.39	$0.27

Diluted shares used in non-GAAP per share computations	87,816	88,412	88,323	86,111

Forward-Looking Diluted Earnings per Share Reconciliation:

September 30,
Guidance for Three Months Ending April 1, 2012
Non-GAAP diluted earnings per share guidance	$0.17-$0.19

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Stock-based compensation	0.07
Amortization of intangibles	0.05

GAAP earnings per share guidance	$0.05-$0.07